SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2005

LINK PLUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28627 (Commission File Number)	52-1018174 (IRS Employer Identification No.)

6996 Columbia Gateway Drive, Suite 104, Columbia, MD 21046

(Address of principal executive offices)(Zip Code)

(410) 953-7177

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective as of July 15, 2005, Link Plus Corporation, a Delaware corporation (“LKPL”), entered into an agreement (the “Agreement”) with Axiometric, LLC, a Maryland limited liability company (“Axiometric”), to establish an affiliate relationship for the purposes of design, development, sale and support of products for the automatic meter reading (“AMR”) industry. Pursuant to the Agreement, LKPL and Axiometric have agreed to jointly pursue the development and marketing of water and energy AMR hardware, software and intellectual property. LKPL has agreed to license office facilities to Axiometric. Axiometric, in addition, has agreed to license certain software to LKPL pursuant to a Software License Agreement effective as of July 15, 2005. The term of the Agreement is perpetual unless otherwise mutually agreed or amended in writing by both LKPL and Axiometric.

Item 9.01	Financial Statements and Exhibits

Regulation S-K Number	Document

10.1	Affiliate Agreement dated July 15, 2005.

10.2	Software License Agreement dated July 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINK PLUS CORPORATION

August 2, 2005	By: /s/ Robert L. Jones, Jr.
Robert L. Jones, Jr., Chief Executive Officer

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